QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Huntsman International LLC(1)
(Exact name of obligor as specified in its charter)

Delaware	87-0630358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip code)

Huntsman International LLC(1)
$350,000,000
8 5/8% Senior Subordinated Notes due 2020
(Title of the indenture securities)

(1)
See Table 1—List of additional obligors

Table 1

Exact Name of Additional Registrants*	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Airstar Corporation	Utah	87-0457111
Huntsman Advanced Materials Americas LLC	Delaware	52-2215309
Huntsman Advanced Materials LLC	Delaware	92-0194012
Huntsman Australia Inc.	Utah	87-0510821
Huntsman Chemical Purchasing Corporation	Utah	87-0568517
Huntsman Enterprises, Inc.	Utah	87-0562447
Huntsman Ethyleneamines LLC	Texas	87-0668124
Huntsman Fuels LLC	Texas	91-2085706
Huntsman International Financial LLC	Delaware	87-0632917
Huntsman International Fuels LLC	Texas	91-2073796
Huntsman International Trading Corporation	Delaware	87-0522263
Huntsman MA Investment Corporation	Utah	87-0564509
Huntsman MA Services Corporation	Utah	87-0661851
Huntsman Petrochemical LLC	Delaware	58-1594518
Huntsman Petrochemical Purchasing Corporation	Utah	87-0568520
Huntsman Procurement Corporation	Utah	87-0644129
Huntsman Propylene Oxide LLC	Texas	91-2073797
Huntsman Purchasing, Ltd.	Utah	84-1370346
Polymer Materials Inc.	Utah	87-0432897
Tioxide Americas Inc.	Cayman Islands	98-0015568
Tioxide Group	U.K.	98-0207605

*
Address and telephone number of principal executive office are the same as those of Huntsman International LLC.

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of CorporateExistence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 17th day of June, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN M. STEINER Lynn M. Steiner Vice President

EXHIBIT 6

June 17, 2010

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ LYNN M. STEINER Lynn M. Steiner Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2010, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,410
Interest-bearing balances		44,873
Securities:
Held-to-maturity securities		0
Available-for-sale securities		140,265
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,091
Securities purchased under agreements to resell		3,199
Loans and lease financing receivables:
Loans and leases held for sale		25,990
Loans and leases, net of unearned income	706,137
LESS: Allowance for loan and lease losses	21,371
Loans and leases, net of unearned income and allowance		684,766
Trading Assets		29,567
Premises and fixed assets (including capitalized leases)		8,244
Other real estate owned		3,758
Investments in unconsolidated subsidiaries and associated companies		536
Direct and indirect investments in real estate ventures		121
Intangible assets
Goodwill		21,238
Other intangible assets		28,750
Other assets		57,082

Total assets		$1,065,890

LIABILITIES
Deposits:
In domestic offices		$718,242
Noninterest-bearing	150,608
Interest-bearing	567,634
In foreign offices, Edge and Agreement subsidiaries, and IBFs		85,329
Noninterest-bearing	1,397
Interest-bearing	83,932
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		5,562
Securities sold under agreements to repurchase		14,003
Trading liabilities		10,396
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		55,783
Subordinated notes and debentures		21,583
Other liabilities		28,269

Total liabilities		$939,167

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus 0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	98,967
Retained earnings	21,137
Accumulated other comprehensive income	4,440
Other equity capital components	0

Total bank equity capital	125,064
Noncontrolling (minority) interests in consolidated subsidiaries	1,659

Total equity capital	126,723

Total liabilities, and equity capital	$1,065,890

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt Michael Loughlin

QuickLinks

  Exhibit 25.1